Exhibit 4.2

This Instrument Prepared By:

/s/ Jeffrey M. Taylor
Jeffrey M. Taylor
Delmarva Power & Light Company
500 North Wakefield Drive
Mail Stop 92DC42
Newark, DE 19702

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND TWELFTH SUPPLEMENTAL

INDENTURE

Dated as of November 7, 2013

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND TWELFTH SUPPLEMENTAL INDENTURE, dated as of the 7th day of November, 2013 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the “Company,” and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the “Trustee”;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundredth and Twelfth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and eleven supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Twelfth Supplemental Indenture, is hereinafter in this One Hundred and Twelfth Supplemental Indenture called the “Indenture”); and

WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to any coupon bonds to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create a series of bonds to be designated as First Mortgage Bonds, 3.50% Series due November 15, 2023 (hereinafter sometimes referred to as the “3.50% Series Bonds” or the “bonds of 3.50% Series”), which said 3.50% Series Bonds are to be substantially in the following form:

[FORM OF FACE OF BOND]

This bond is a Global Bond within the meaning of the Mortgage hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This bond may not be transferred to, or registered or exchanged for bonds registered in the name of, any Person other than the Depositary or a nominee thereof, and no such transfer may be registered, except in the limited circumstances described in the Mortgage. Every bond authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this bond shall be a Global Bond that is subject to the foregoing, except in such limited circumstances.

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DELMARVA POWER & LIGHT COMPANY

FIRST MORTGAGE BOND,

3.50% SERIES DUE NOVEMBER 15, 2023

Number:	$
CUSIP:247109BS9

DELMARVA POWER & LIGHT COMPANY, a Delaware and Virginia corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the sum of                  Dollars on November 15, 2023, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay interest thereon, semi-annually on May 15 and November 15 of each year at the rate of three and one-half percent (3.50%) per annum, at said office or agency in like coin or currency, from the fifteenth day of May or November, as the case may be, to which interest has been paid preceding the date hereof (unless the date hereof is a May 15 or November 15 on which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to May 15, 2014, in which case from November 15, 2013), until this bond shall mature, according to its terms or on prior redemption or by declaration or otherwise, and at the highest rate of interest borne by any of the bonds outstanding under the Mortgage hereinafter mentioned from such date of maturity until this bond shall be paid or the payment hereof shall have been duly provided for. The interest so payable on any May 15 or November 15 will be paid to the person in whose name this Bond is registered at the close of business on the first calendar day of the month in which the interest payment date occurs; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid. In the event that any interest payment date is a legal holiday or a day on which banking institutions are authorized by law to close, then payment of interest payable on such date may be made on the next succeeding day, not a legal holiday or a day on which banking institutions are authorized by law to close, with the same force and effect as if made on the interest payment date. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become valid or obligatory for any purpose until THE BANK OF NEW YORK MELLON, the Trustee under the Mortgage, or its successor thereunder, shall have signed the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, DELMARVA POWER & LIGHT COMPANY has caused this bond to be signed in its name with the manual or facsimile signature of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

Seal:

DELMARVA POWER & LIGHT COMPANY

Attest:		By:
	Secretary		Senior Vice President

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Trustee’s Authentication Certificate

This bond is one of the bonds of the series herein designated, provided for in the within-mentioned mortgage.

THE BANK OF NEW YORK MELLON, Trustee

By:
Authorized Officer

[FORM OF REVERSE OF BOND]

DELMARVA POWER & LIGHT COMPANY

FIRST MORTGAGE BOND,

3.50% SERIES DUE NOVEMBER 15, 2023

This bond is one of an issue of bonds of the Company (herein referred to as the “bonds”), not limited in principal amount, issuable in series, which different series may mature at different times, may bear interest at different rates, and may otherwise vary as in the Mortgage hereinafter mentioned, and is one of a series known as its First Mortgage Bonds, 3.50% Series due November 15, 2023 (herein sometimes referred to as “bonds of 3.50% Series”). All bonds of all series and tranches issued and to be issued under and equally and ratably secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series or tranche) by the Mortgage and Deed of Trust, dated as of October 1, 1943, executed by the Company to THE NEW YORK TRUST COMPANY, as Trustee, to which THE BANK OF NEW YORK MELLON, a New York banking corporation, is successor Trustee (herein, together with any indentures supplemental thereto, including a One Hundred and Twelfth Supplemental Indenture, dated as of November 7, 2013 (the “One Hundred and Twelfth Supplemental Indenture”), called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights and limitations of rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, issued and secured. The Mortgage contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent (75%) in principal amount of all the bonds at the time outstanding (determined as provided in the Mortgage), evidenced as in the Mortgage provided, or in case the rights under the Mortgage of the holder of the bonds of one or more, but less than all, of the series of bonds outstanding shall be affected, then with the consent of the holders of not less than seventy-five percent (75%) in principal amount of the bonds at the time outstanding of the one or more series, taken in the aggregate, affected (determined as provided in the Mortgage), evidenced as in the Mortgage provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or modifying in any manner the rights of the holders of the bonds and coupons; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, without the consent of the holder of each bond so affected, or (ii) reduce the aforesaid percentage of bonds, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all bonds then outstanding. Any such consent by the registered holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond, irrespective of whether or not any notation of such consent is made upon this bond. No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and

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unconditional, to pay the principal of, premium, if any, and interest on this bond at the time and place, at the rate and in the coin or currency herein prescribed.

The fully registered bonds of 3.50% Series are issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York and in the manner and subject to the limitations provided in the Mortgage, fully registered bonds of such series may be exchanged for a like aggregate principal amount of fully registered bonds of such series of other authorized denominations, and in each case without payment of any service or other similar charge, but the Company may require payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by the Company in relation thereto, as provided in the One Hundred and Twelfth Supplemental Indenture.

The bonds of 3.50% Series shall be redeemable at the option of the Company prior to the express date of the maturity hereof, in whole or in part, at any time. The Company shall give notice of its intent to redeem such bonds of 3.50% Series at least 30 days but no more than 90 days prior to the date fixed for such redemption (the “Redemption Date”). If the Company redeems all or any part of the bonds of 3.50% Series pursuant to the provisions of this paragraph prior to August 15, 2023, it shall pay an amount equal to the greater of:

(i)          100% of the principal amount of the bonds of 3.50% Series being redeemed, and

(ii)         the sum of the present values of the remaining scheduled payments of principal of and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the bonds of 3.50% Series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, accrued interest on those bonds to the Redemption Date (calculated assuming a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period). If the Company redeems all or any part of the bonds of 3.50% Series pursuant to the provisions of this paragraph on or after August 15, 2023, it shall pay an amount equal to 100% of the principal amount of the bonds of 3.50% Series being redeemed plus accrued and unpaid interest thereon.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of 3.50% Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of 3.50% Series.

“Comparable Treasury Price” means, with respect to any Redemption Date prior to August 15, 2023, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an investment banking institution of national standing appointed by the Company that is not the Reference Treasury Dealer.

“Reference Treasury Dealer” means a primary United States Treasury securities dealer appointed by the Company.

“Reference Treasury Dealer Quotations” means, with respect to any Redemption Date prior to August 15, 2023, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

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“Treasury Rate” means, with respect to any Redemption Date prior to August 15, 2023, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Company shall deliver to the Trustee before any Redemption Date for the bonds of 3.50% Series its calculation of the amount applicable to such redemption. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon, the Company’s calculation of any Redemption Price of the bonds of 3.50% Series.

In lieu of stating the amount applicable to such redemption, notices of redemption of the bonds of 3.50% Series for a Redemption Date prior to August 15, 2023 shall state substantially the following: “The amount applicable to the bonds of 3.50% Series to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such bonds of 3.50% Series, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including the portion of any scheduled payment of interest which accrued prior to the Redemption Date) on the bonds of 3.50% Series being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the bonds of 3.50% Series) plus 15 basis points, plus, in each case, (b) accrued interest on the principal amount hereof to the Redemption Date.”

If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to the receipt of such moneys on or before the Redemption Date, and such notice shall be of no effect unless such moneys are received. The Mortgage provides that if the Company shall deposit with the Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption, and premium, if any, thereon, and all interest payable on such bonds to the date on which they become due and payable at maturity or upon redemption or otherwise, and shall comply with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds shall no longer be entitled to any lien or benefit under the Mortgage.

The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his or her duly authorized attorney, at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage, and in each case without payment of any service or other similar charge as provided in the One Hundred and Twelfth Supplemental Indenture. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, and interest on, this bond, or for any claim based hereon, or otherwise in respect hereof, or based on, or in respect of, the Mortgage, against an incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

[END OF FORM OF BOND]

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WHEREAS, all acts and things prescribed by law and by the charter and by-laws of the Company necessary to make the 3.50% Series Bonds, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Original Indenture and indentures supplemental thereto, have been performed; and

WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures, supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clause thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds, and to set forth the terms and provisions of any series of bonds to be issued under the Original Indenture and the form of the bonds and coupons of such series; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this One Hundred and Twelfth Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue the 3.50% Series Bonds; and the Company therefore deems it advisable to enter into this One Hundred and Twelfth Supplemental Indenture in the form and terms hereof; and

WHEREAS, the execution and delivery of this One Hundred and Twelfth Supplemental Indenture has been duly authorized by the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Twelfth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

NOW, THEREFORE, in order further to secure the payment of the principal and interest and premium, if any, of all bonds issued and to be issued under the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twelfth Supplemental Indenture, according to their tenor, purport and effect and the performance and observance of all the covenants and conditions in said bonds and the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twelfth Supplemental Indenture, contained and to subject to the lien of the Original Indenture, as so supplemented, with the same force and effect as though included in the granting clause thereof, and in consideration of the premises and of the sum of One Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery hereof, and other valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company has executed and delivered this One Hundred and Twelfth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the Indenture, unto THE BANK OF NEW YORK MELLON, as trustee, and to its successors in trust and to its and their assigns forever, all the following described properties of the Company, and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenants in common, except as permitted by, and in conformity with, the provision of the Original Indenture, as supplemented, and particularly of Article IX of the Original Indenture:

All property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property as in the Original Indenture expressly excepted from the lien and operation of the Indenture).

The property covered by this One Hundred and Twelfth Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

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All the electric generating stations, station sites, stations, electric reserve generating stations, substations, substation sites, gas manufacturing plants, ice and cold storage plants, steam plants, hot water plants, hydro-electric stations, hydro-electric station sites, electric transmission lines, electric distribution systems, gas transportation mains, gas distribution systems, steam distribution systems, hot water distribution systems, regulator stations, regulator station sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, coal storage yards, and poleyards now or hereafter owned by the Company, including all electric works, power houses, generators, turbines, boilers, engines, furnaces, retorts, dynamos, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, storage holders, regulators, gas works, pipes, pipe lines, mains, pipe fittings, valves, drips, connections, tunnels, conduits, gates, motors, wires, switch racks, switches, brackets, insulators, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy, gas, ice, steam and hot water, and furnishing cold storage, now or hereafter owned by the Company, together with all furniture and fixtures located in the aforesaid buildings, and all land now or hereafter owned by the Company on which the same or any part thereof are situated, and all of the real estate, leases, leaseholds (except the last day of the term of each lease and leasehold), and lands now or hereafter owned by the Company, including land located on or adjacent to any river, stream or other water, together with all flowage rights, flooding rights, water rights, riparian rights, dams and dam sites and rights, flumes, canals, races, raceways, head works and diversion works, and all of the municipal and other franchises, licenses, consents, ordinances, permits, privileges, rights, servitudes, easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same now or hereafter owned by the Company, and all of the other property, real, personal or mixed, now or hereafter owned by the Company, forming a part of any of the foregoing property or used or enjoyed or capable of being used or enjoyed in connection therewith or in any way appertaining thereto, whether developed or undeveloped, or partially developed, or whether now equipped and operating or not and wherever situated, and all of the Company’s presently held or hereafter acquired right, title and interest in and to the land on which the same or any part thereof are situated or adjacent thereto, and all rights for or relating to the construction, maintenance or operation of any of the foregoing property through, over, under or upon any public streets or highways or other lands, public or private, and (except as hereinafter expressly excepted) all the right, title and interest of the Company presently held or hereafter acquired in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described, and, as to all of the foregoing, whether now owned by the Company or hereafter acquired by the Company.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that all property, rights and franchises acquired by the Company after the date hereof (except any in the Original Indenture expressly excepted) shall (subject to the provisions of Section 9.01 of the Original Indenture and to the extent permitted by law) be as fully embraced within the lien of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twelfth Supplemental Indenture, as if such property, rights and franchises were at the time of the execution of the Original Indenture owned by the Company and/or specifically described therein and conveyed thereby and as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;

Provided that, in addition to the reservations and exceptions herein and elsewhere contained, the following are not and are not intended to be granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twelfth Supplemental Indenture, viz.: (1) cash and shares of stock and certificates or evidence of interest therein and obligations (including bonds, notes and other securities) not in or pursuant to the Original Indenture or any indenture supplemental thereto, including this One Hundred and Twelfth Supplemental Indenture, specifically

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pledged or deposited or delivered or therein covenanted so to be; (2) any goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; and (3) all judgments, contracts, accounts and choses in action, the proceeds of which the Company is not obligated as in the Original Indenture provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Twelfth Supplemental Indenture, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall take possession of the mortgaged and pledged property in the manner provided in Article X of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article X of the Original Indenture.

TO HAVE AND TO HOLD all such properties, real, personal, or mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trusts created in the Indenture and its and their assigns forever;

SUBJECT, HOWEVER, to any reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired, and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to encumbrances of the character defined in the Original Indenture as “excepted encumbrances” in so far as the same may attach to any of the property embraced herein;

IN TRUST NEVERTHELESS upon the terms, trusts, uses and purposes specifically set forth in the Indenture; this One Hundred and Twelfth Supplemental Indenture being made for the purpose, inter alia, of subjecting the real estate and premises and other property above described to the lien and operation of the Indenture, so that the same shall be held specifically by the Trustee under and subject to the terms and conditions of the Original Indenture in identically the same manner and for the same trusts, uses and purposes, as though the said real estate and premises and other property had been specifically described in the Original Indenture.

AND IT IS HEREBY FURTHER COVENANTED AND AGREED and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:

ARTICLE I.

DESIGNATION, PROVISIONS, DENOMINATIONS AND ISSUANCE

OF 3.50% SERIES BONDS

SECTION 1. The bonds of 3.50% Series shall be designated as “First Mortgage Bonds, 3.50% Series due November 15, 2023.” The bonds of 3.50% Series shall be issuable from time to time as fully registered bonds in denominations of $1,000 and in any integral multiple of $1,000 in excess thereof. Each of the bonds of 3.50% Series shall be dated the date of issue, and shall bear interest payable from the fifteenth day of May or November, as the case may be, to which interest has been paid preceding the date thereof, unless such date is a May 15 or November 15 on which interest has been paid, in which case it shall bear interest from such date, or unless such date is prior to May 15, 2014, in which case it shall bear interest from November 15, 2013. The interest so payable on any May 15 or November 15 will be paid to the person in whose name this Bond is registered at the close of business on the first calendar day of the month in which the interest payment date occurs. All bonds of 3.50% Series shall be payable on November 15, 2023, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and shall bear interest, payable in like coin and currency, at the rate of three and one-half percent (3.50%) per annum, payable semi-annually on May 15 and November 15 of each year, until maturity, and at the highest rate of interest borne by any of the bonds outstanding under the Original Indenture and any indenture supplemental thereto, from such date of maturity until they shall be paid or payment thereof shall have been duly provided for; provided, however, that interest payable at maturity

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will be paid to the person to whom principal is paid. In the event that any interest payment date is a legal holiday or a day on which banking institutions are authorized by law to close, then payment of interest payable on such date may be made on the next succeeding day, not a legal holiday or a day on which banking institutions are authorized by law to close, with the same force and effect as if made on the interest payment date. Interest on the bonds of 3.50% Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The principal of, and premium, if any, and interest on, each bond of 3.50% Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

The bonds of 3.50% Series may be exchanged, for a like aggregate principal amount of fully registered bonds of such series of other authorized denominations. No service or other similar charge shall be made for any exchange, transfer, or registration of the bonds of 3.50% Series, but the Company may require payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by the Company in relation thereto.

The bonds of 3.50% Series shall be redeemable as set forth in the form of bond of the bonds of 3.50% Series set forth in this One Hundred and Twelfth Supplemental Indenture.

This bond is transferable as prescribed in the Mortgage by the registered holder hereof in person, or by his or her duly authorized attorney, at the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and thereupon a new fully registered bond or bonds of authorized denominations of the same series and tranche and for the same aggregate principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage, and in each case without payment of any service or other similar charge as herein provided. The Company and the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof, whether or not this bond shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

The bonds of 3.50% Series initially shall be represented by one or more securities in registered, global form without interest coupons (a “Global Bond”). The Company initially appoints The Depository Trust Company (“DTC”) to act as depositary with respect to the Global Bonds (together with any successor, the “Depositary”). The bonds of 3.50% Series initially shall be registered in the name of Cede & Co. as nominee for DTC.

So long as the bonds of 3.50% Series are held by a depositary, such bonds of 3.50% Series shall bear the following legend, in addition to any other legends required by such depositary:

“THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS BOND MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR BONDS REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE. EVERY BOND AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS BOND SHALL BE A GLOBAL BOND THAT IS SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.”

Any bonds of 3.50% Series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Bond shall also be a Global Bond and shall bear the foregoing legend, except for any bond authenticated and delivered in exchange for, or upon registration of transfer of, a Global Bond pursuant to the next paragraph.

Notwithstanding anything herein to the contrary, a Global Bond shall not be exchangeable for bonds of 3.50% Series registered in the name of, and no transfer of a Global Bond may be registered to, any person other than the Depositary or its nominee, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for the bonds of 3.50% Series or (B) ceases to be a “clearing agency” registered

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under the Securities Exchange Act of 1934, as amended, and the Company within 90 days after it receives such notice or becomes aware of such ineligibility does not appoint a successor Depositary, (ii) the Company executes and delivers to the Trustee a notice that the bonds of 3.50% Series shall be so exchangeable and the transfer thereof so registerable, or (iii) there shall have occurred a completed default as in the Mortgage provided with respect to the bonds of 3.50% Series evidenced by such Global Bond. Upon the occurrence in respect of the bonds of 3.50% Series of (1) any one or more of the conditions specified in clause (i) of the preceding sentence, the bonds of 3.50% Series shall be exchanged, and (2) any one or more of the conditions specified in clause (ii) or (iii) of the preceding sentence, the bonds of 3.50% Series shall be exchangeable, for bonds registered in the names of, and the transfer of such bond shall be registered to, the beneficial owners of the bonds of the bonds of 3.50% Series, or their designees, as the Depositary shall direct. The bonds of 3.50% Series issued to beneficial owners, or their designees shall be substantially in the form set forth in the One Hundred and Twelfth Supplemental Indenture, but shall not include the provision related to the Global Bonds.

The Company and the Trustee may rely conclusively upon (a) a certificate of the Depository as to the identity of a participant in the book-entry system; (b) a certificate of any participant as to the identity of any indirect participant and (c) a certificate of any participant or any indirect participant as to the identity of, and the respective principal amount of bonds of 3.50% Series owned by, beneficial owners.

SECTION 2. The principal amount of the bonds of 3.50% Series that may be authenticated and delivered hereunder is not limited, except as the Indenture limits the principal amount of bonds that may be issued thereunder.

SECTION 3. Bonds of 3.50% Series for the aggregate principal amount of Three Hundred Million Dollars ($300,000,000), being the initial issuance of bonds of 3.50% Series, shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered, after the recording hereof, in accordance with the request of the Company, signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, upon compliance by the Company with the applicable provisions of Articles III and IV of the Indenture.

ARTICLE II.

MISCELLANEOUS

SECTION 1. As supplemented and amended by this One Hundred and Twelfth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Twelfth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2. This One Hundred and Twelfth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 3. The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

SECTION 4. The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 N. Wakefield Drive, Newark, Delaware 19702. The secured party and its address, from which information concerning the security interest hereunder may be obtained, are The Bank of New York Mellon, Global Corporate Trust, 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attn: Ms. Leslie Lockhart, Corporate Trust Officer.

SECTION 5. The Company acknowledges that it received a true and correct copy of this One Hundred and Twelfth Supplemental Indenture.

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(SIGNATURE PAGES FOLLOW)

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IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its Senior Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 7th day of November, 2013.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By:	/s/ Frederick J. Boyle
FREDERICK J. BOYLE,
SENIOR VICE PRESIDENT AND CHIEF
FINANCIAL OFFICER

November 7, 2013

[Seal]

Attest:	/s/ Jane K. Storero
JANE K. STORERO,
SECRETARY

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THE BANK OF NEW YORK MELLON,
as Trustee

Date of Execution	By:	/s/ Francine J. Kincaid
Francine J. Kincaid,
November 7, 2013		VICE PRESIDENT

[Seal]

Attest:	/s/ Timothy W. Casey
TIMOTHY W. CASEY,
VICE PRESIDENT

Trustee’s Signature Page

112TH Supplemental Indenture dated as of November 7, 2013

to the Delmarva Power & Light Company Mortgage and Deed of Trust

dated as of October 1, 1943

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DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this 7th day of November, 2013, personally came before me, a notary public for the District of Columbia, Frederick J. Boyle, Senior Vice President and Chief Financial Officer of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Linda J. Epperly
Notary Public, District of Columbia
My commission expires January 1, 2015

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Jeffrey M. Taylor
Jeffrey M. Taylor, Esq.

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DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this 7th day of November, 2013, personally came before me, a notary public for the District of Columbia, Francine J. Kincaid, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be her own act and deed and the act and deed of the Trustee; that her signature is her own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that her act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Linda J. Epperly
Notary Public, District of Columbia
My commission expires January 1, 2015

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CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine J. Kincaid
Francine J. Kincaid, Vice President

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